Exhibit 99.1

Ramtron International Corporation News Release N a s d a q : R M T R

NEWS FOR RELEASE: 1/11/2012, 8:30am ET	CONTACT:	Lee Brown
(719) 481-7213
lee.brown@ramtron.com

RAMTRON REPORTS PRELIMINARY FISCAL 2011 REVENUE

COLORADO SPRINGS, CO— January 11, 2012—U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), in anticipation of its participation at the 14th Annual Needham Growth Conference and related investor meetings on January 11 and 12, 2012, today announced preliminary results for total revenues for its fiscal year ended December 31, 2011.

Based on a review of Ramtron’s preliminary results, management expects to report fiscal year 2011 revenue of approximately $66.4 million. In addition, Ramtron believes that the company’s fourth-quarter results will allow it to achieve its previously published net income guidance of $0.02 to $0.05 per share for the second half of 2011. These results are preliminary and unaudited. The company plans to report its final results for the fourth quarter and fiscal 2011 on Thursday, February 16, 2012.

On Thursday, January 12, 2012, Ramtron plans to present at the 14th Annual Needham Growth Conference at the New York Palace Hotel in New York. The presentation is currently scheduled for 10:00AM ET. Representing management will be Eric A. Balzer, Director and Chief Executive Officer.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements herein that are not historical facts are “forward-looking statements.” These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. Please refer to Ramtron’s Securities and Exchange Commission filings for a discussion of such risks. The forward-looking statements in this release are being made as of the date of this report, and Ramtron expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

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